DWS Global Opportunities VIP





















June 1- Dec 31










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
PACIFIC BIOSCIENCES OF
CALIFORNIA
69404D108
10/26/2010
212,500,000
16.00

15,441
0.12

JPM, MS, DB, PIPER
MS

DWS Bond VIP





















June 1- Dec 31










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
Citigroup Inc
172967FF3
8/2/2010
2,250,000,000
99.00

1,500,000
0.07

CITI, DB, GS, RBC, UBS,
ALADDIN, BNP, CS,
Intesabci, RBC, SOCIETE,
SUNTRST, TD, UNICREDIT
WILLIAMS
CITI
WILLIAMS PARTNERS LP
96950FAG9
11/2/2010
600,000,000
99.99

19,000
0.03

DB, JPM, RBC, MITSUBISHI
UFJ,MIZS, TD, USBI,
WILLIAMS
CS